UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2005

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2005, NeoMagic Corporation (the “Company”) received a notice from the Nasdaq Stock Market that, due to a recent vacancy on the Audit Committee of its Board of Directors, it was no longer in compliance with the audit committee composition requirement under rule 4350 requiring at least three independent members. The vacancy was created as a result of the resignation of Mr. James Lally from the Company’s Board of Directors and Audit Committee on February 4, 2005.

The Nasdaq Stock Market, consistent with Marketplace Rule 4350(d)(4), has provided the Company until the Company’s next annual shareholder’s meeting, tentatively scheduled for June 28, 2005, to regain compliance with the audit committee composition requirement. If the Company does not regain compliance within this period, the Nasdaq Stock Market will provide written notification that the Company’s securities will be delisted. Upon receipt of the delisting notification, the Company may appeal the delisting to Nasdaq’s Listings Qualifications Panel.

The Company is in the process of searching for an independent director to fill the vacancy on the Audit Committee and expects to have an independent director identified to join the Board and the Audit Committee within the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: March 15, 2005	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer